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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2001
                                                  -------------


                           CAMCO FINANCIAL CORPORATION
                     ---------------------------------------
             (Exact name of registrant as specified in its charter)




          DELAWARE                       0-25196               51-0110823
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(State or other jurisdiction of   (Commission File No.)  (IRS Employer I.D. No.)
       incorporation)



                    6901 Glenn Highway, Cambridge, Ohio      43725
                -----------------------------------------------------
               (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:       (740) 435-2020
                                                    ----------------------------




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Item 5.           Other Events.
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         On June 4, 2001, Camco Financial Corporation, a Delaware corporation
("Camco"), Camco Acquisition Corp., an Ohio corporation ("Merger Sub"), Advantage Bank, a savings bank organized under the laws of the State of Ohio ("Advantage"), Columbia Financial of Kentucky, Inc., an Ohio corporation ("CFKY"), and Columbia Federal Savings Bank, a federal savings bank organized under the laws of the United States of America (the "Bank") entered into an Agreement of Merger and Plan of Reorganization, a copy of which is attached hereto as Exhibit 2 (the "Agreement"). The Agreement provides for the merger of Merger Sub with and into CFKY (the "Corporate Merger"), followed by the merger of CFKY into Camco. The related Agreement of Merger between Advantage and the Bank provides for the subsequent merger of the Bank with and into Advantage. The following summary of some of the material terms and conditions of the Agreement is qualified in its entirety by reference to Exhibit 2.

         In accordance with the terms and subject to the conditions of the Agreement, each of the outstanding shares of CFKY (other than (i) shares as to which dissenters' rights have been asserted in accordance with Ohio law and (ii) any shares held by CFKY (including treasury shares) or Camco or any of their respective wholly-owned subsidiaries) will be canceled and extinguished on the effective date of the Corporate Merger in consideration and exchange for .3681 share of Camco and $6.90, subject to certain adjustments specified in the Agreement (the "Per Share Merger Consideration").

         On June 4, 2001, there were 2,618,750 shares of CFKY issued and outstanding and 252,600 shares of CFKY subject to outstanding options (the "CFKY Options"). At the effective time of the Corporate Merger, the CFKY Options will be converted into the right to receive a cash payment from Camco equal to the difference between the value of the Per Share Merger Consideration and the exercise price per share of the option then exercisable.

         The consummation of the Corporate Merger is subject to a number of conditions, including, but not limited to, the approval of the appropriate regulatory agencies and the approval of the requisite number of shareholders of CFKY and the Bank. The Agreement may be terminated by the Board of Directors of Camco or CFKY if the Corporate Merger is not consummated on or before February 28, 2002.

         The press release issued by Camco and CFKY on June 5, 2001, regarding the Merger is attached as Exhibit 99 to this report. The Agreement and the press release and are incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement.



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         CFKY and Camco will be filing relevant documents concerning the Merger with the Securities and Exchange Commission ("SEC"). WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, http://www.sec.gov. In addition, documents filed with the SEC by CFKY will be available free of charge from the Secretary of CFKY at 2497 Dixie Highway, Ft. Mitchell, Kentucky 41017, telephone number 859-331-2419. Documents filed with the SEC by Camco will be available free of charge from the Secretary of Camco at 6901 Glenn Highway, Cambridge, Ohio 43725-9757, telephone (740) 435-2020. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

         Camco and CFKY and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies to approve the Merger. INFORMATION ABOUT THE PARTICIPANTS MAY BE OBTAINED FROM THE RESPECTIVE COMPANIES.

         This Form 8-K does not constitute an offer of any securities for sale.

Item 7.  Financial Statements and Exhibits.
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                  (a) and (b).  Not applicable.

                  (c)      Exhibits.
                           See Index to Exhibits.



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                                   SIGNATURES
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                  Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           CAMCO FINANCIAL CORPORATION



                                           By:   /s/ Richard C. Baylor
                                                 -------------------------------
                                                 Richard C. Baylor, President
                                                   and Chief Executive Officer


Date:  June 5, 2001




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                                INDEX TO EXHIBITS
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 Exhibit Number                        Description
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        2           Agreement of Merger and Plan of Reorganization, dated June
                    4, 2001, by and among Camco Financial Corporation, Camco Acquisition Corp., Advantage Bank, Columbia Financial of Kentucky, Inc. and Columbia Federal Savings Bank

        99          News Release dated June 5, 2001


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